Exhibit 10.37

EXECUTIVE INCENTIVE PLAN

HUTTIG BUILDING PRODUCTS, INC.

For the Year 2006

GENERAL

The 2006 Incentive Plan for The Executive Committee (the President/CEO and those executives reporting directly to the President/CEO) is based on the 2006 “Target Bonus Pool” generated by the EVA formula and results. The EVA formula and results shall be established and determined by Huttig’s Management Organization and Compensation Committee (the “Committee) in its sole discretion. The Target Bonus Pool is allocated to the eligible executives in the form of an incentive award as set forth below.

PRESIDENT/CEO INCENTIVE AWARD

The President/CEO shall receive a 2006 incentive award in an amount equal to thirty percent (30%) of the Target Bonus Pool. This incentive award shall be paid as set forth below.

INCENTIVE AWARD FOR NON-CEO PARTICIPANTS

The remaining seventy percent (70%) of the Target Bonus Pool shall be allocated to the other eligible participants (the “Non-CEO Participants”) as follows:

•	Seventy-five percent (75%) of remaining Target Bonus Pool shall be allocated among the Non-CEO Participants based on their relative annual base salaries (each such allocation a “Company Performance Award”).
•	Twenty-five percent (25%) of the remaining Target Bonus Pool shall be allocated to one or more of the Non-CEO Participants at the discretion of the President/CEO (each such allocation a “Discretionary Performance Award”). In making such allocations, the President/CEO shall take into account the achievement of individual goals and objectives and other factors that the President/CEO deems appropriate in his reasonable discretion.

The 2006 incentive award for each Non-CEO Participant shall be the sum of his or her Company Performance Award and any Discretionary Performance Award.

PAYMENT OF 2006 INCENTIVE AWARDS

•	Current and Deferred Payments

The 2006 incentive awards, if any, will be paid as follows:

•	Fifty percent (50%) of the 2006 incentive award will be paid in cash in the first quarter of 2007;
•	Twenty-five percent (25%) of the 2006 incentive award will be paid in cash in the first quarter of 2008, subject to (a) any reduction based on 2007 results (see below) and (b) the participant’s continued employment with the Company through December 31, 2007; and

•	Twenty-five percent (25%) of the 2006 incentive award will be paid in cash in the first quarter of 2009, subject to (a) any reduction based on 2008 results (see below) and (b) the participant’s continued employment with the Company through December 31, 2008.

•	Interest

The portions of the 2006 incentive award deferred to 2008 and 2009, respectively, shall bear interest at the rate of 6% per annum until paid.

•	Possible Reduction of Deferred Payments

If the Target Bonus Pool generated based on 2007 results is negative, then the portion of the negative 2007 Target Bonus Pool allocated to each Non-CEO Participant, shall reduce, but not below zero, the portion of all prior year incentive awards (including the 2006 incentive award) that are deferred to 2008. Likewise, if the Target Bonus Pool generated based on 2008 results is negative, then the portion of the negative 2008 Target Bonus Pool allocated to each Non-CEO Participant, shall reduce, but not below zero, the portion of all prior year incentive awards (including the 2006 incentive award) that are deferred to 2009. In the event of any reduction of the deferred 2006 incentive award, then each Non-CEO Participant shall also forfeit the accrued interest earned on the amount of the reduction.

Notwithstanding the foregoing, the deferred portion of any 2006 incentive award payable to the President/CEO shall not be subject to reduction as provided above.

•	Change of Control

In the event a Non-CEO Participant has entered into a Change of Control Agreement with the Company that provides for certain employment and other rights following a change of control of the Company (a “COC Agreement”), then, notwithstanding any other provision of the 2006 Incentive Plan, in the event of a Change of Control (as defined in the COC Agreement) of the Company, all incentive awards deferred under the 2006 Incentive Plan, together with all interest accrued thereon, shall be paid to the Non-Employee Participant on or promptly following the date on which the Change of Control occurs.

ADMINISTRATION OF THE 2006 INCENTIVE PLAN

•	Committee Approval

All 2006 incentive awards under the 2006 Incentive Plan are subject to final approval by the Committee.

•	Right to Change Plan

The Company reserves the right to modify or terminate the 2006 Incentive Plan at any time.

•	No Contract of Employment

Nothing contained herein shall be construed as a contract of employment between the Company (or any of its subsidiaries) and any participant, or as giving a right to any person to continue in the employment of the Company or any of its subsidiaries or as limiting the right of the Company or any of its subsidiaries to discharge any participant at any time, with or without cause.